UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

July 14, 2004

Date of Report (Date of earliest event reported)

PAN PACIFIC RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1631-B South Melrose Dr., Vista, CA		92083
(Address of principal executive offices)		(Zip Code)

(760) 727-1002

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On July 14, 2004, Pan Pacific Retail Properties, Inc. (the “Company”) executed a terms agreement, which included the provisions of an underwriting agreement, for the issuance and sale of $50,000,000 in aggregate principal amount of its 5.95% Senior Unsecured Note due June 1, 2014 as set forth in a Prospectus Supplement dated July 14, 2004 and the accompanying Prospectus dated January 13, 2004. These notes will be part of a series of notes issued initially on May 26, 2004 and, upon completion of this offering, $100 million of the Company’s 5.95% Notes Due June 1, 2004 will be outstanding. For additional information concerning these securities, refer to the exhibits contained in this Current Report on Form 8-K.

Item 7(c). Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

Exhibit Number	Exhibit Description

1.1	Terms Agreement and Underwriting Agreement dated July 14, 2004, by and among Pan Pacific Retail Properties, Inc. and Credit Suisse First Boston LLC.

4.1	Form of 5.95% Senior Unsecured Note due June 1, 2014.

4.2	Indenture relating to the Note (Incorporated by reference from Exhibit 4.2 of Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K filed on April 10, 2001).

4.3	Minutes of a meeting of the Pricing Committee held on July 14, 2004 designating the terms of the 5.95% Senior Unsecured Note due June 1, 2014.

5.1	Opinion of Venable LLP.

5.2	Opinion of Latham & Watkins LLP.

8.1	Opinion of Latham & Watkins LLP regarding tax matters.

12.1	Calculation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan Pacific Retail Properties, Inc.

Date: July 15, 2004	By:	/s/ JOSEPH B. TYSON
	Name:	Joseph B. Tyson
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Terms Agreement and Underwriting Agreement dated July 14, 2004, by and among Pan Pacific Retail Properties, Inc. and Credit Suisse First Boston LLC.

4.1	Form of 5.95% Senior Unsecured Note due June 1, 2014.

4.2	Indenture relating to the Note (Incorporated by reference from Exhibit 4.2 of Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K filed on April 10, 2001).

4.3	Minutes of a meeting of the Pricing Committee held on July 14, 2004 designating the terms of the 5.95% Senior Unsecured Note due June 1, 2014.

5.1	Opinion of Venable LLP.

5.2	Opinion of Latham & Watkins LLP.

8.1	Opinion of Latham & Watkins LLP regarding tax matters.

12.1	Calculation of Ratio of Earnings to Fixed Charges.